Registration No. ___________

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                              HANCOCK FABRICS, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                                         64-0740905
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              3406 West Main Street
                            Tupelo, Mississippi 38801
           (Address of Principal Executive Offices including zip code)

                 HANCOCK FABRICS, INC. 2001 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                   ----------

                      Bruce D. Smith, Senior Vice President
                           and Chief Financial Officer
                              Hancock Fabrics, Inc.
                              3406 West Main Street
                            Tupelo, Mississippi 38801
                                 (662) 842-2834
                     (Name, address, including zip code, and
                    telephone number, including area code, of
                               agent for service)

                                   ----------
                                    Copy to:

                              SAM D. CHAFETZ, ESQ.
                       Baker, Donelson, Bearman & Caldwell
                         165 Madison Avenue, 21st Floor
                            Memphis, Tennessee 38103
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                                 Proposed       Proposed
                                                 Maximum        Maximum
Title of             Amount to    Offering       Aggregate      Amount of
Securities to be     be           Price Per      Offering       Registra-
Registered           Registered   Share (1)      Price (1)      tion Fee
--------------------------------------------------------------------------------
Common Stock         5,600,000    $7.855         $43,988,000    $10,997
($.01 par value)

Common Stock         2,800,000
Purchase Rights

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to paragraphs (c) and (h) of Rule 457, based upon the average of the high and low prices of such common stock on the New York Stock Exchange on August 30, 2001, as reported on the Yahoo Finance website.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
              ----------------------------------------------------

     ITEM 1. Plan Information.
             ----------------
     Not required to be filed with the Securities and Exchange Commission (the "Commission").

     ITEM 2. Registrant Information and Employee Plan Annual Information.
             -----------------------------------------------------------

     The Company shall provide without charge to any participant in the Plan, upon written or oral request of such participant, a copy of all material information regarding the Plan and its operations, the latest prospectus filed by the Company (provided the financial statements are not incorporated by reference and contain substantially the information required by Rule 14a-3(b)) and any and all of the documents incorporated by reference in Item 3 of Part II of this registration statement that have been incorporated by reference herein (not including exhibits to such documents unless such exhibits are specifically incorporated by reference herein into the information incorporated herein). Any such request should be directed to the Secretary of Hancock Fabrics, Inc., P.O. Box 2400, Tupelo, Mississippi 38803-2400, telephone (662) 842-2834.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

     Item 3. Incorporation Of Documents By Reference.
             ---------------------------------------
     Hancock Fabrics, Inc. (the "Company") incorporates herein by reference the following documents filed with the Commission (File No. 1-9482):

     (a) The registration statement on Form 10 filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), including the description contained therein of common stock to be offered under the 2001 Stock Incentive Plan (the "Plan"), and any amendment or report filed for the purpose of updating such description; and

     (b) The Company's financial statements (and related notes or financial review) appearing in the Company's latest annual report to shareholders. (With the exception of those portions of the Company's annual reports to shareholders specifically incorporated by reference in this Registration Statement, the Company's annual reports to shareholders are not to be deemed filed as part hereof).

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities.
             -------------------------
     Not applicable.

     Item 5. Interests of Named Experts and Counsel.
             --------------------------------------
     The legality of the common stock offered hereby has been opined by Baker, Donelson, Bearman & Caldwell, PC, counsel for the Company ("Baker Donelson"), 165 Madison Ave., Memphis, Tennessee 38103. Baker Donelson was not employed on a contingent basis for its opinion, did not receive a substantial interest, directly or indirectly, in the Company, or any parent or subsidiary and was not and is not connected with the Company as a promoter, managing underwriter, voting trustee, director, officer or employee.

     Item 6. Indemnification of Directors and Officers.
             -----------------------------------------
     Section 145 of the General Corporation Law of the State of Delaware ("DGCL") allows corporations "to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful."

     DGCL Section 145 also allows corporations "to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

     DGCL requires corporations to indemnify present and former directors and officers of the corporation against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense of any action, suit or proceeding or in defense of any claim, issue or matter therein to the extent that such person has been successful on the merits or otherwise in any such defense. Otherwise the DGCL allows indemnification (unless ordered by a court) only as authorized in a specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct. If the determination is made for a person who is a director or officer at the time of the determination, it must be made either "by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, ... by a committee of such directors designated by majority vote of such directors, even though less than a quorum, ... if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders."

     DGCL allows "expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding [to] be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section." DGCL further provides that indemnification and advancement of expenses under these provisions are not to be "deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office"

     Article Ninth of the Company's Certificate of Incorporation (the "Certificate") provides for indemnification, to the fullest extent authorized by Delaware law (as currently in effect or, to the extent indemnification is broadened, as it may be amended), for each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, partner, member or trustee of another entity). Such indemnification extends to all expense, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. Article Ninth provides that rights conferred thereby are contract rights and are not exclusive of any other rights that the indemnitee may acquire under any statute, provision of the Certificate or By-Laws of the Company, agreement, vote of shareholders or disinterested directors, or otherwise.

     The Company also maintains an insurance policy for directors and officers liability insurance, as authorized by Section 145 of the DGCL.

     Item 7. Exemption from Registration Claimed.
             -----------------------------------
     Not applicable.

     Item 8. Exhibits.
             --------

       Exhibit No.  Description
       -----------  -----------
               4.0  Hancock Fabrics, Inc., 2001 Stock Incentive Plan.

               4.1 Certificate of Incorporation of Registrant (previously filed as Exhibits 3.1 and 4.1 to the Form 10-K filed with the Commission on April 27, 1992, and incorporated by reference).

               4.2  Bylaws of Registrant  (previously  filed as Exhibits 3.2 and
                    4.2 to the Form 10-K and filed with the Commission on April 22, 1996, and incorporated by reference).

               4.3 Amended and Restated Rights Agreement between Registrant and Continental Stock Transfer and Trust Company dated as of March 23, 1987 and amended and restated most recently on March 4, 2001.(Incorporated by reference from the Form 8-K filed with the Commission on April 6, 2001).

               4.4 Agreement between Registrant and Continental Stock Transfer and Trust Company (as Rights Agent) dated as of July 16, 1992 (previously filed as Exhibit 4.5 to the Form 10-K filed with the Commission on April 26, 1993, and incorporated by reference).

               5.1 Opinion of Baker, Donelson, Bearman and Caldwell, PC as to the legality of the shares being registered.

               23.1 Consent of PricewaterhouseCoopers LLP.

               23.2 Consent  of  Baker,  Donelson,   Bearman  and  Caldwell,  PC
                    (included in Exhibit 5.1 to the Registration Statement.)

     Item 9. Undertakings.
             ------------

          (a) The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to the Registration Statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    provided, however, that sections (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the
               Exchange Act that are incorporated by reference in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     (b) The undersigned Registrant hereby undertakes: that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be
deemed  to  be  the  initial  bona  fide  offering   thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on this 7th day of September 2001.


                                                       HANCOCK FABRICS, INC
                                                       (Registrant)

                                                       By: /s/ Larry G. Kirk
                                                       ----------------------
                                                       Larry G. Kirk
                                                       Chairman of the Board and
                                                       Chief Executive Officer

                                                       By: /s/ Bruce D. Smith
                                                       ----------------------
                                                       Bruce D. Smith
                                                       Senior Vice President and
                                                       Chief Financial Officer
                                                       (Principal Financial and
                                                       Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons, in the capacities indicated, in the City of Tupelo, State of Mississippi, on September 7, 2001.

Signature                         Title
---------                         -----
                                  Chairman of the Board, Chief Executive Officer
/s/ Larry G. Kirk                 and Director
-----------------
Larry G. Kirk

                                  President, Chief Operating Officer and
/s/ Jack W. Busby                 Director
-----------------
Jack W. Busby

                                  Senior Vice President and Chief Financial
/s/ Bruce D. Smith                Officer
------------------
Bruce D. Smith

/s/ Don L. Fruge                  Director
----------------
Don L. Fruge

/s/ Roger T. Knox                 Director
-----------------
Roger T. Knox

/s/ Donna L. Weaver               Director
-------------------
Donna L. Weaver

                                                                     Exhibit 4.0

                              HANCOCK FABRICS, INC.

                            2001 STOCK INCENTIVE PLAN


1. Purpose.

     The purpose of the HANCOCK FABRICS, INC. 2001 STOCK INCENTIVE PLAN (the "Plan") is to further the earnings of HANCOCK FABRICS, INC., a Delaware corporation, and its subsidiaries (collectively, the "Company") by assisting the Company in attracting, retaining and motivating key employees and directors of high caliber and potential. The Plan provides for the award of long-term incentives to those key employees and directors who make substantial contributions to the Company by their loyalty, industry and invention.

2. Administration.

     The Plan shall be administered by the Stock Plan Committee (the "Committee") selected by the Board of Directors of the Company (the "Board of Directors") consisting solely of two or more members who are "outside directors" as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Except to the extent permitted under paragraph 6(g) hereof or Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act") (or any successor rule of similar import), each Committee member shall be ineligible to receive, and shall not have been, during the one-year period prior to appointment thereto, granted or awarded stock options or restricted stock pursuant to this Plan or any other similar plan of the Company or any affiliate of the Company. Without limiting the foregoing, the Committee shall have full and final authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application. Subject to the provisions hereof, the Committee shall have full and final authority in its discretion to determine the employees and directors to whom awards shall be made under the Plan; to determine the type of awards to be made and the amount, size and terms and conditions of each such award; to determine the time when awards shall be granted; to determine the provisions of each agreement evidencing an award; and to make all other determinations necessary or advisable for the administration of the Plan.

3. Stock Subject to the Plan.

     The Company may grant awards under the Plan with respect to not more than a total of 2,800,000 shares of $.01 par value common stock of the Company (the "Shares"), (subject to adjustment as provided in paragraph 18, below). Such Shares may be authorized and unissued Shares or treasury Shares. The total shares available to be awarded as Restricted Stock Awards (paragraph 7, below) shall not exceed 1,000,000 shares in aggregate (subject to adjustment as provided in paragraph 18, below). Except as otherwise provided herein, any Shares subject to an option which for any reason is surrendered before exercise or expires or is terminated unexercised as to such Shares shall again be available for the granting of awards under the Plan. Similarly, if any Shares granted pursuant to restricted stock awards are forfeited, such forfeited Shares shall again be available for the granting of awards under the Plan.

4. Eligibility to Receive Awards.

     Persons eligible to receive awards under the Plan shall be limited to those officers, other key employees and directors of the Company who are in positions in which their decisions, actions and counsel have a significant impact upon the profitability and success of the Company (but excluding members of the Committee, except as provided in paragraph 6(g)).

5. Form of Awards.

     Awards may be made from time to time by the Committee in the form of stock options to purchase Shares, restricted stock, or any combination of the above. Stock options shall be limited to options which do not qualify ("Nonqualified Stock Options") as incentive stock options within the meaning of Section 422(b) of the Code.

6. Stock Options.

     Stock options for the purchase of Shares shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time; provided that the maximum number of options which may be granted to any one grantee during any twelve-month period is 100,000 ((as adjusted pursuant to paragraph 18, below). Such agreement shall contain the terms and conditions applicable to the options, including in substance the following terms and conditions:

     (a) Number of Shares. Each option agreement shall identify the options represented as Nonqualified Stock Options, and shall set forth the number of Shares subject to the option (as adjusted pursuant to paragraph 18, below).

     (b) Option Price. The option exercise price to be paid by the optionee to the Company for each Share purchased upon the exercise of an option shall be determined by the Committee, but shall in no event be less than 100 percent of the fair market value per Share on the date the option is granted, as determined by the Committee. Notwithstanding anything herein to the contrary, the Committee shall not reprice any options to a lower exercise price at any time during the term of any option granted under this Plan.

     (c) Exercise Term. Each option agreement shall state the period or periods of time within which the option may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee, provided that no option shall be exercisable, except as provided in paragraph 16 or in the event of Retirement (as defined below), death or Disability (as defined below), any more rapidly than from (i) the first anniversary of the date of grant thereof, to the extent of 25% of the Shares covered thereby, (ii) the second anniversary of the date of grant thereof, to the extent of an additional 25% of the Shares covered thereby, (iii) the third anniversary of the date of grant thereof, to the extent of an additional 25% of the Shares covered thereby, and (iv) the fourth anniversary of the date of grant thereof, to the extent of the remaining 25% of the Shares covered thereby. The Committee, in its discretion, may provide in the option agreement that the option shall become immediately exercisable, in whole or in part, in the event of Retirement, death or Disability. Notwithstanding the foregoing, no option shall be exercisable after ten years from the date of grant.

     (d) Payment for Shares. The purchase price of the Shares with respect to which an option is exercised shall be payable in full at the time of exercise in cash, Shares at fair market value, or a combination thereof, as the Committee may determine and subject to such terms and conditions as may be prescribed by the Committee for such purpose. If the purchase price is paid by tendering Shares, the Committee in its discretion may grant the optionee a new stock option for the number of Shares used to pay the purchase price.

     (e) Rights Upon Termination. In the event of Termination (as defined below) of an optionee's status as an employee or director of the Company for any cause other than Retirement, death or Disability, all unexercised options shall terminate immediately unless otherwise specified in the Option Grant Agreement or unless the Committee shall determine otherwise. (As used herein, "Termination" means, (i) in the case of an employee, the cessation of the grantee's employment by the Company for any reason, and (ii) in the case of a director, the cessation of the grantee's service as a director of the Company; and "Terminates" has the corresponding meaning. As used herein, "Retirement" means (in the case of an employee) termination of employment under circumstances entitling the participant to elect immediate payment of retirement benefits under the Hancock Fabrics, Inc. Consolidated Retirement Plan or any successor plan, or (in the case of a director), the same meaning as Termination or Terminates and "Retires" has the corresponding meaning. As used herein, "Disability" means failure to return to full-time employment duties immediately after the participant has exhausted the short term disability benefits under the then applicable short term disability policy or procedures of the Company, and "Disabled" has the corresponding meaning). In the event that an optionee Retires, dies or becomes Disabled prior to the expiration of his option and without having fully exercised his option, the optionee or his Beneficiary (as defined below) shall have the right to exercise the option during its term within a period of
          (i) one year after Termination due to Retirement, death or Disability, or (ii) one year after death if death occurs either within one year after Termination due to Retirement or Disability to the extent that the option was exercisable at the time of death or Termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. (As used herein, "Beneficiary" means the person or persons designated in writing by the grantee as his Beneficiary with respect to an award under the Plan; or, in the absence of an effective designation or if the designated person or persons predecease the grantee, the grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the grantee's rights in respect of an award). In order to be effective, a grantee's designation of a Beneficiary must be on file with the Committee before the grantee's death, but any such designation may be revoked and a new designation substituted therefor at any time before the grantee's death.

     (f) Nontransferability. Except as provided in paragraph 14(b), options granted under the Plan shall not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution. Except as provided in paragraph 14(b), during the lifetime of the optionee the option is exercisable only by the optionee.

     (g) Automatic Grant of Options to Nonemployee Directors. Notwithstanding any other provision of the Plan, the grant of options hereunder to directors who are not also employees of the Company ("Nonemployee Directors") shall be subject to the following terms and conditions:

          (i) Immediately following the 2001 Annual Meeting, if this Plan is approved by the holders of a majority of the Company's voting securities, each Nonemployee Director of the Company shall be granted a Nonqualified Stock Option to purchase 10,000 Shares (as adjusted pursuant to paragraph 18, below).

          (ii) Immediately following each of the nine consecutive annual meetings of the stockholders of the Company ("Annual Meeting") beginning with the 2002 Annual Meeting, each Nonemployee Director of the Company who is then incumbent shall be granted a Nonqualified Stock Option to purchase 2,500 Shares (as adjusted pursuant to paragraph 18, below).

          (iii)If, during the period beginning with the 2001 Annual Meeting and ending with the 2010 Annual Meeting, a person, who is not an incumbent, is elected or appointed as a Nonemployee Director of the Company, such person shall thereupon be granted a Nonqualified Stock Option to purchase 10,000 Shares (as adjusted pursuant to paragraph 18, below).

          (iv) The purchase price of stock subject to an option granted to Nonemployee Directors under this paragraph 6(g) shall be equal to 100 percent of the fair market value of such stock on the date the option is granted, as determined by the Committee.

          (v) Except as provided in paragraph 16, each option granted to Nonemployee Directors under this paragraph 6(g) shall not be exercisable until one year after the date of grant; provided, however, that no portion of the option shall be exercisable any earlier than the date the Plan is approved by the stockholders of the Company.

          (vi) Unless otherwise provided in the Plan, all provisions with respect to the terms of Nonqualified Stock Options hereunder shall be applicable to options granted to Nonemployee Directors under this paragraph 6(g).

          (vii)The automatic grants described in this paragraph 6(g) shall constitute the only awards under the Plan permitted to be made to Nonemployee Directors.


7. Restricted Stock Awards.

     Restricted stock awards under the Plan shall consist of Shares free of any purchase price, or for such purchase price as may be established by the Committee, restricted against transfer, subject to forfeiture, and subject to such other terms and conditions (including attainment of performance objectives) as may be determined by the Committee. Shares available for issuance as restricted shares shall be subject to the limitation in Paragraph 3, above.
Restricted stock shall be evidenced by written restricted stock agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, which agreement shall contain the terms and conditions applicable to such awards, including in substance the following terms and conditions:

     (a) Restriction Period. Restrictions shall be imposed for such period or periods as may be determined by the Committee. The Committee, in its discretion, may provide in the agreement circumstances under which the restricted stock shall become immediately transferable and nonforfeitable, or under which the restricted stock shall be forfeited, provided that no restricted stock award shall become immediately transferable and nonforfeitable, except as provided in paragraph 16 or in the event of Retirement, death or Disability, any more rapidly than from (i) the first anniversary of the date of grant thereof, to the extent of 25% of the Shares covered thereby, (ii) the second anniversary of the date of grant thereof, to the extent of an additional 25% of the Shares covered thereby, (iii) the third anniversary of the date of grant thereof, to the extent of an additional 25% of the Shares covered thereby, and (iv) the fourth anniversary of the date of grant thereof, to the extent of the remaining 25% of the Shares covered thereby.

     (b) Restrictions Upon Transfer. Restricted stock and the right to vote such Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such Shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the grantee shall have all of the other rights of a stockholder, including, but not limited to, the right to receive dividends and the right to vote such Shares.

     (c) Certificates. A certificate or certificates representing the number of restricted Shares granted shall be registered in the name of the grantee. The Committee, in its sole discretion, shall determine when the certificate or certificates shall be delivered to the grantee (or, in the event of the grantee's death, to his Beneficiary), may provide for the holding of such certificate or certificates in escrow or in custody by the Company or its designee pending their delivery to the grantee or Beneficiary, and may provide for any appropriate legend to be borne by the certificate or certificates.

     (d) Lapse of Restrictions. The restricted stock agreement shall specify the terms and conditions upon which any restriction upon restricted stock awarded under the Plan shall expire, lapse, or be removed, as determined by the Committee. Upon the expiration, lapse, or removal of such restrictions, Shares free of the restrictive legend shall be issued to the grantee or his legal representative.


8. Loans and Supplemental Cash.

     The Committee, in its sole discretion to further the purpose of the Plan, may provide for supplemental cash payments or loans to individuals in connection with all or any part of an award under the Plan. Supplemental cash payments shall be subject to such terms and conditions as shall be prescribed by the Committee at the time of grant, provided that in no event shall the amount of payment exceed:

     (a) In the case of an option, the excess fair market value of a Share on the date of exercise over the option price multiplied by the number of Shares for which such option is exercised, or

     (b) In the case of a restricted stock award, the value of the Shares issued in payment of such award.

Any loan shall be evidenced by a written loan agreement or other instrument in such form and containing such terms and conditions (including, without limitation, provisions for interest, payment schedules, collateral, forgiveness or acceleration) as the Committee may prescribe from time to time.

9. General Restrictions.

     Each award under the Plan shall be subject to the requirement that if at any time the Company shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Shares, or (iv) the satisfaction of withholding tax or other withholding liabilities is necessary or desirable as a condition of or in connection with the granting of such award or the issuance or purchase of Shares thereunder, such award shall be consummated in whole or in part only if such listing, registration, qualification, consent, approval, agreement, or withholding shall have been effected or obtained on terms acceptable to the Company. Any such restriction affecting an award shall not extend the time within which the award may be exercised; and neither the Company nor its directors or officers nor the Committee shall have any obligation or liability to the grantee or to a Beneficiary with respect to any Shares with respect to which an award shall lapse or with respect to which the grant, issuance or purchase of Shares shall not be effected, because of any such restriction.

10. Single or Multiple Agreements.

     Multiple awards, multiple forms of awards, or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

11. Rights of the Shareholder.

     The recipient of any award under the Plan, shall have no rights as a shareholder, except as provided in Paragraph 7(b), with respect thereto unless and until certificates for Shares are issued to him, and the issuance of Shares shall confer no retroactive right to dividends.

12. Rights to Terminate.

     Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or to serve as a director, or affect any right which the Company may have to terminate the employment or directorship of such person.

13. Withholding.

     Prior to the issuance or transfer of Shares under the Plan, the recipient shall remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements. The amount to be withheld shall be determined by the Company and shall be the based on the minimum statutory requirements. The recipient may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may not be made unless approved by the Committee, in its discretion.

14. Non-Assignability.

     (a) Except as provided in paragraph 14(b), no award under the Plan shall be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution, or by such other means as the Committee may approve. Except as provided in paragraph 14(b), or as otherwise provided herein, during the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

     (b) The Committee may, in its sole discretion from time to time, permit the assignment of any Nonqualified Stock Option to one or more of an optionee's "Immediate Family" (as defined herein). As used herein, members of an optionee's "Immediate Family" shall include only (i) persons who, at the time of transfer, are the optionee's spouse or natural or adoptive lineal ancestors or descendants, and (ii) trusts established for the exclusive benefit of the optionee and/or one or more of the persons described in clause (i) of this paragraph 14(b).

15. Non-Uniform Determinations.

     The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

16. Change In Control Provisions.

     (a) In the event of (1) a Change in Control (as defined below) or (2) a Potential Change in Control (as defined below), but only if and to the extent so determined by the Board of Directors at or after grant (subject to any right of approval expressly reserved by the Board of Directors at the time of such determination), the following acceleration and valuation provisions shall apply:

          (i)  Any  stock  options   awarded  under  the  Plan  not   previously
               exercisable and vested shall become fully exercisable and vested.

          (ii) Any restrictions and deferral limitations applicable to any restricted stock to the extent not already vested under the Plan, shall lapse and such shares shall be deemed fully vested.

          (iii)The value of all outstanding stock options and restricted stock, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the Change in Control Price (as defined) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

     (b) As used herein, the term "Change in Control" means the happening of any of the following:

          (i) Any person or entity, including a "group" as defined in Section 13(d)(3) of the 1934 Act, other than the Company, a subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, becomes the beneficial owner of the Company's securities having 20 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election for directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business), or

          (ii) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transactions; or

          (iii)During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

     (c) As used herein, the term "Potential Change in Control" means the happening of any of the following:

          (i) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company; or

          (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company, a wholly-owned subsidiary thereof or any employee benefit plan of the Company or its subsidiaries (including any trustee of such plan acting as such trustee)) of securities of the Company representing 10 percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

     (d) As used herein, the term "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange - Composite Transactions, or paid or offered in any bonafide transaction related to a Potential or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case determined by the Committee.

17. Non-Competition Provision.

     Unless the award agreement relating to a stock option or restricted stock specifies otherwise, a grantee shall forfeit all unexercised, unearned and/or unpaid awards, including, but not by way of limitation, awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing, if the grantee, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise, in any business or activity which is, in the opinion of the Committee, (i) competitive with the business conducted by the Company or any of its subsidiaries, or (ii) inimical to the best interests of the Company or any of its subsidiaries.

18. Adjustments.

     In the event of any change in the outstanding common stock of the Company, by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange of Shares or the like, the Board of Directors, in its discretion, may adjust proportionately the number of Shares which may be issued under the Plan, the number of Shares subject to outstanding awards, and the option exercise price of each outstanding option, and may make such other changes in outstanding options and restricted stock awards, as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of grantees, provided that any fractional Shares resulting from such adjustments shall be eliminated.

19. Amendment.

     The Board of Directors may terminate, amend, modify or suspend the Plan at any time, except that the Board shall not, without the authorization of the holders of a majority of Company's voting securities, modify existing awards respecting the number of shares, exercise price or extension of terms, issue new awards in exchange for the cancellation of outstanding awards, increase the maximum number of Shares which may be issued under the Plan (other than pursuant to paragraph 18 hereof), extend the last date on which awards may be granted under the Plan, extend the date on which the Plan expires, change the class of persons eligible to receive awards, or change the minimum option price. In no event, however, shall the provisions of paragraph 6(g) be amended more often than once every six months, other than to comport with changes in the Code, the Employment Retirement Income Security Act of 1974, as amended, or the rules thereunder. No termination, modification, amendment or suspension of the Plan shall adversely affect the rights of any grantee or Beneficiary under an award previously granted, unless the grantee or Beneficiary shall consent; but it shall be conclusively presumed that any adjustment pursuant to paragraph 18 hereof does not adversely affect any such right.

20. Effect on Other Plans.

     Participation in this Plan shall not affect a grantee's eligibility to participate in any other benefit or incentive plan of the Company. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided therein.

21. Effective Date and Duration of the Plan.

     The Plan shall become effective when adopted by the Board of Directors, provided that the Plan is approved by the holders of a majority of the Company's voting securities on the date of its adoption by the Board or before the first anniversary of that date. Unless it is sooner terminated in accordance with paragraph 19 hereof, the Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of Shares or payment of cash or have expired or otherwise terminated, but no award shall be granted more than ten years after the earlier of the date the Plan is adopted by the Board of Directors or is approved by the holders of the Company's voting securities.

22. Unfunded Plan.

     The Plan shall be unfunded, except to the extent otherwise provided in accordance with Section 7 hereof. Neither the Company nor any affiliate shall be required to segregate any assets that may be represented by stock options and neither the Company nor any affiliate shall be deemed to be a trustee of any amounts to be paid under any stock option. Any liability of the Company or any affiliate to pay any grantee or Beneficiary with respect to an option shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan; no such obligations will be deemed to be secured by a pledge or encumbrance on any property of the Company or an affiliate.

23. Governing Law.

     The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Delaware except to the extent that such laws may be superseded by any federal law.


ADOPTED BY THE BOARD OF DIRECTORS OF HANCOCK FABRICS, INC., ON THE ___________ DAY OF _________, 200_.


By:
   ----------------------------------------------------------------------------

                       NONQUALIFIED STOCK OPTION AGREEMENT
                      PURSUANT TO THE HANCOCK FABRICS, INC.
                            2001 STOCK INCENTIVE PLAN

         HANCOCK FABRICS, INC., a Delaware corporation (the "Company"), hereby grants to v1 (the "Optionee") an option ("Option") to purchase a total of v2 shares of $.01 par value common stock of the Company (the "Shares"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the 2001 STOCK INCENTIVE PLAN (the "Plan") adopted by the Company which is incorporated herein by reference.

     1. Nature of the Option. This Option is not intended to be an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended.

     2. Option Price. The option price is $v3 for each Share.

     3. Exercise of Option. This Option shall be exercisable only in accordance with the provisions of the Plan, and only by written notice which shall:

          (a) state the election to exercise the Option, the number of Shares in respect of which it is being exercised, the person in whose name the stock certificate or certificates for such Shares is to be registered, his or her address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

          (b) contain such representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the Plan or this Agreement;

          (c) be signed by the person or persons entitled to exercise the Option, and if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Company, of the right of such person or persons to exercise the Option;

          (d) be in writing and delivered in person or by certified mail to the Secretary of the Company; and

          (e) be accompanied by payment in full (including applicable withholding taxes, if any, as described in Section 8 of this Agreement). Payment of the purchase price shall be in cash, currency, by certified or bank cashier's check and/or Shares, or a combination thereof pursuant to the provisions of the Plan.

Unless the sale of Shares pursuant to this Option has been registered under the Securities Act of 1933 on Form S-8 or successor form, the certificate or certificates for Shares as to which the Option shall be exercised shall contain the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS REGISTERED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT, AND UNLESS SUCH

     SALE OR TRANSFER IS AUTHORIZED UNDER APPLICABLE STATE LAW."

     4. Extent of Exercise. This Option shall be exercisable at any time in such amounts and at such times as are set forth below:

          (a) Exercisable to the extent of 25% of the Shares covered hereby on or after the first anniversary of the date of grant set forth below ("Date of Grant"); exercisable to the extent of an additional 25% of the Shares covered hereby on or after the second anniversary of the Date of Grant; exercisable to the extent of an additional 25% of the Shares covered hereby on or after the third anniversary of the Date of Grant; and exercisable to the extent of the remaining 25% of the Shares covered hereby on or after the fourth anniversary of the Date of Grant.

          (b) Notwithstanding paragraph 4(a) hereof, the entire unexercised portion of this Option shall be exercisable on or after the date of Optionee's Retirement (as defined in the Plan), death or Disability (as defined in the Plan).

          (c) Notwithstanding paragraphs 4(a) and 4(b) hereof, no portion of this Option shall be exercisable any earlier than the date the Plan is approved by the stockholders of the Company.

     5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulation. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation or may otherwise be appropriate.

     6. Nontransferability of Option.

          (a) Except as provided in paragraph 6(b), this Option may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution. Except as provided in paragraph 6(b), during the lifetime of the Optionee this Option is exercisable only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

          (b) The Optionee may transfer this Option, with the permission of the Committee in its sole discretion, to a member of the Optionee's Immediate Family by satisfying all of the following terms and conditions:

               (1) the Optionee and the transferee execute and deliver to the Company an assignment in form and substance satisfactory to the Company and its counsel;

               (2) the transferee agrees to be subject to all of the terms and conditions of this Agreement and the Plan; and

               (3) The transferee shall have no right to further assign or transfer this Option.

     7. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

     8. Withholding. Prior to the issuance of Shares under this Option, the Optionee shall remit to the Company an amount sufficient to satisfy the minimum statutory federal, state or local withholding tax requirements. The Optionee may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may not be made unless approved in advance by the Committee, in its discretion. The Company reserves the right to make whatever further arrangements it deems appropriate for the withholding of any taxes in connection with any transaction contemplated by this Agreement or the Plan.

     9. Merger. This Agreement supersedes any other agreement, written or oral, between the parties with respect to the subject matter hereof.

     10. Optionee Acknowledgment. Optionee acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final decisions or interpretations of the Committee upon any questions arising under the Plan.

DATE OF GRANT:
              ------------------------------

                                                HANCOCK FABRICS, INC.

                                                By:
                                                   -----------------------------
                                                Its:
                                                   -----------------------------


                          Agreed to and accepted this___ day of _________, 200_.


                          ---------------------------------------
                          v1

                                                                     Exhibit 5.1





                                September 7, 2001



Hancock Fabrics, Inc.
3406 West Main Street
Tupelo, Mississippi  38801

     Re: Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel for Hancock Fabrics, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 2.8 million shares of the Company's common stock (the "Stock"), issuable under the terms of the Company's 2001 Stock Incentive Plan as referenced in the Registration Statement, 2.8 million common stock purchase rights attached thereto (the "Rights") and 2.8 million shares of the Stock issuable upon exercise of the Rights.

     In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company, and certificates of its officers and public officials, as we have deemed necessary for purposes of the opinion expressed below.

     Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

     (i) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

     (ii) The Stock and Rights covered by the Registration Statement have been duly authorized for issuance and, when issued pursuant to the terms of the Plan, will be legally issued, fully paid and nonassessable.

     This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 5.1 to, and to the use of our name in, the Registration Statement.

                                            Very truly yours,

                                            BAKER, DONELSON, BEARMAN & CALDWELL



                                            By    /s/ Sam D. Chafetz, Esq.
                                               ---------------------------
                                                     Sam D. Chafetz, Esq.


SC:ldf

                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Hancock Fabrics, Inc., which is incorporated in the Hancock Fabrics, Inc.'s Annual Report on Form 10-K for the year ended January 28, 2001.

 /s/ PricewaterhouseCoopers LLP
 ------------------------------
PricewaterhouseCoopers LLP
Memphis, Tennessee
September 7, 2001